Exhibit 99.1

Ultratech Announces First Quarter 2011 Results

SAN JOSE, Calif.--(BUSINESS WIRE)--April 21, 2011--Ultratech, Inc. (Nasdaq: UTEK), today announced unaudited results for the three-month period ended April 2, 2011.

For the first quarter of fiscal 2011, Ultratech reported net sales of $47.4 million as compared to $27.5 million during the first quarter of fiscal 2010. Ultratech’s net income for the first quarter of 2011 was $7.9 million, or $0.30 per share (diluted), as compared to net income of $1.9 million, or $0.08 per share (diluted) for the same quarter last year.

Arthur W. Zafiropoulo, Chairman and Chief Executive Officer, stated, “We are pleased to announce another strong quarter of financial results that exceeded our expectations. High levels of demand in each of our served markets, coupled with solid execution in our global manufacturing operations drove increased revenue and earnings during the quarter.” Zafiropoulo added, “Our strong financial performance, as a result of Ultratech’s technology and market leadership, demonstrates the value of our technology in helping our customers execute on their leading edge technology roadmaps.”

“We are committed to creating value for our customers and stockholders and believe that we are demonstrating the results of that commitment through our business and financial performance,” concluded Zafiropoulo.

At April 2, 2011, Ultratech had $189 million in cash, cash equivalents and short-term investments. Working capital was $231 million and stockholders’ equity was $9.68 per share based on 25,147,136 total shares outstanding as of April 2, 2011.

Conference Call Information

The conference call will be broadcast live over the Internet beginning at 11:00 a.m. Eastern Time/8:00 a.m. Pacific Time on Thursday, April 21, 2011. To listen to the call over the internet or to obtain dial-in information for the call, please go to the investor relations section of the Ultratech website at http://ir.ultratech.com.

If you are unable to attend the live conference call, a replay will be available on Ultratech’s website. If you do not have Internet access, a replay of the call will be available three hours after the conclusion of the call and run until 9:00 p.m. Pacific Time, April 27, 2011. You may access the telephone replay by dialing 800-406-7325 and entering access code: 4429090.

About Ultratech: Ultratech, Inc. (Nasdaq: UTEK) designs, manufactures and markets photolithography and laser processing equipment. Founded in 1979, the company's market-leading advanced lithography products deliver high throughput and production yields at a low, overall cost of ownership for bump packaging of integrated circuits and high-brightness LEDs (HB-LEDs). A pioneer of laser processing, Ultratech developed laser spike anneal technology, which increases device yield, improves transistor performance and enables the progression of Moore’s Law for 45-nm and below production of state-of-the-art consumer electronics. Visit Ultratech online at: www.ultratech.com.

Certain of the statements contained herein, which are not historical facts and which can generally be identified by words such as “anticipates,” “expects,” “thinks,” “intends,” “will,” “could,” “believes,” “estimates,” “continue,” and similar expressions, are forward-looking statements under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties, such as risks related to timing, delays, deferrals and cancellations of orders by customers, including as a result of semiconductor manufacturing capacity as well as our customers' financial condition and demand for semiconductors; demand for consumer devices; industry growth within the company’s served markets; continued delivery of financial performance and value; cyclicality in the semiconductor and nanotechnology industries; general economic and financial market conditions including impact on capital spending, as well as difficulty in predicting changes in such conditions; rapid technological change and the importance of timely product introductions; customer concentration; our dependence on new product introductions and market acceptance of new products and enhanced versions of our existing products; lengthy sales cycles, including the timing of system installations and acceptances; lengthy and costly development cycles for laser-processing and lithography technologies and applications; integration, development and associated expenses of the laser processing operation; pricing pressures and product discounts; high degree of industry competition; intellectual property matters; changes in pricing by us, our competitors or suppliers; international sales and operations; timing of new product announcements and releases by us or our competitors; ability to volume produce systems and meet customer requirements; sole or limited sources of supply; effect of capital market fluctuations on our investment portfolio; ability and resulting costs to attract or retain sufficient personnel to achieve our targets for a particular period; dilutive effect of employee stock option grants on net income per share, which is largely dependent upon our achieving and maintaining profitability and the market price of our stock; mix of products sold; outcome of litigation; manufacturing variances and production levels; timing and degree of success of technologies licensed to outside parties; product concentration and lack of product revenue diversification; inventory obsolescence; asset impairment; changes to financial accounting standards; effects of certain anti-takeover provisions; future acquisitions; volatility of stock price; foreign government regulations and restrictions; business interruptions due to natural disasters or utility failures; environmental regulations; and any adverse effects of terrorist attacks in the United States or elsewhere, or government responses thereto, or military actions in Iraq, Afghanistan and elsewhere, on the economy, in general, or on our business in particular. Such risks and uncertainties are described in Ultratech’s SEC reports including its Annual Report on Form 10-K filed for the year ended December 31, 2010. Due to these and additional factors, the statements, historical results and percentage relationships set forth herein are not necessarily indicative of the results of operations for any future period. These forward-looking statements are based on management's current beliefs and expectations, some or all of which may prove to be inaccurate, and which may change. We undertake no obligation to revise or update any forward-looking statements to affect any event or circumstance that may arise after the date of this release.

ULTRATECH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended
	April 2,	April 3,
(In thousands, except per share amounts)	2011	2010
Total net sales*	$47,379	$27,503
Cost of sales:
Cost of products sold	20,059	10,766
Cost of services	3,611	2,684
Total cost of sales	23,670	13,450
Gross profit	23,709	14,053
Operating expenses:
Research, development and engineering	5,724	4,791
Selling, general, and administrative	9,819	7,395
Operating income	8,166	1,867
Interest expense	(6)	10
Interest and other income, net	7	174

Income before income taxes	8,167	2,051
Provision (benefit) for income taxes	300	103

Net income	$7,867	$1,948

Earnings per share - basic:
Net income	0.31	$0.08
Number of shares used in per share calculations - basic	25,264	24,033
Earnings per share - diluted:
Net income	$0.30	$0.08
Number of shares used in per share calculations - diluted	26,169	24,308

* Systems sales	$37,878	$21,022
Parts sales	4,922	2,946
Service sales	4,454	3,535
License sales	125	-
Total sales	$47,379	$27,503

ULTRATECH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	April 2,	December 31
(In thousands )	2011	2010*
ASSETS	(Unaudited)

Current assets:
Cash, cash equivalents and short-term investments	$189,480	$184,290
Accounts receivable	40,221	32,825
Inventories	39,052	37,088
Prepaid expenses and other current assets	7,869	7,777
Total current assets	276,622	261,980

Equipment and leasehold improvements, net	14,605	14,835
Other assets	4,438	4,479

Total assets	$295,665	$281,294

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Notes payable	$3,000	$6,000
Accounts payable	11,665	13,154
Deferred product and service income	19,238	13,641
Other current liabilities	11,689	12,028
Total current liabilities	45,592	44,823

Other liabilities	6,530	5,344

Stockholders' equity	243,543	231,127

Total liabilities and stockholders' equity	$295,665	$281,294

* The balance sheet as of December 31, 2010 has been derived from the audited financial statements of that date.

(UTEK-F)

CONTACT:
Ultratech, Inc.
Bruce R. Wright, 408-321-8835
Senior Vice President & CFO
or
Laura Rebouché, 408-321-8835
Vice President of Investor Relations
Fax: 408-577-3379
lrebouche@ultratech.com